UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2023

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
The NYSE Regulation Department of NYSE American LLC (the “NYSE American”) has reviewed the extension request by Unique Fabricating, Inc. (“Unique Fabricating” or the “Company”) and granted an extension in accordance with continued listing standards set forth in Sections 134 and 1101 of the NYSE’s Listed Company Manual of Unique Fabricating’s failure to file its Form 10-K for the fiscal year ended December 31, 2022 and Form 10-Qs for the periods ended March 31, 2023 and June 30, 2023 (the “Delayed Filings”) with the Securities and Exchange Commission (“SEC”) in a timely manner.
As previously disclosed, Unique Fabricating fell out of compliance with continued listing standards as a result of these Delayed Filings. The NYSE American originally had granted the Company an extension, through September 30, 2023, to remedy the issue. On September 19, 2023, Unique Fabricating submitted a plan for continued listing, and, on October 3, 2023, the NYSE American granted an extension through March 31, 2024 for the Company to cure its filing deficiency.
Pursuant to Section 1007 of the Company Guide, an issuer is required to submit an extension request when it is unable to cure the filing deficiency within the initial six-month period of the maximum 12-month cure period from when it became delinquent. A company’s common stock will continue to be listed and traded on the NYSE during the cure periods, subject to a company’s compliance with other continued listing requirements. The current noncompliance with the NYSE listing standards does not affect the Company’s ongoing business operations or its SEC reporting requirements, nor does it trigger any violation of its material debt or other obligations.
Unique Fabricating has been engaged in reviewing and continues to review strategic alternatives, including a process for the sale of its business to a qualified buyer, in accordance with fixed milestones in agreements with its bank lenders and certain key customers which contemplate completion of the sale process by no later than October 31, 2023.
The Company can provide no assurances that it will be able to regain compliance with the NYSE’s continued listing standards or otherwise maintain the listing of its shares on the NYSE or that it will comply with the milestones for the sale of its business in the agreements with its bank lenders and key customers.

Item 9.01. Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
EXHIBIT INDEX

Exhibit No.	Description

99.1	Unique Fabricating, Inc. press release date October 10, 2023
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: October 10, 2023	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer